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                                                                    EXHIBIT 23.2


                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 1997 (except for the matters discussed in Notes 2(n) and 5, as to which the date is March 6, 1997) incorporated by reference in Selfcare, Inc.'s Form 10-KSB/A for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                   /s/ ARTHUR ANDERSEN LLP
                                   --------------------------------------
                                   ARTHUR ANDERSEN LLP



Boston, Massachusetts

January 30, 1998